EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated February 6, 2004, accompanying the financial statements and schedule included in the Annual Report of Insignia Systems, Inc. on Form 10-K, for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Insignia Systems, Inc. on Forms S-8 (File Nos. 333-107087, 333-97513, 333-83062, 333-65172, 333-41240, 333-41242, 333-80261, 333-59709, 333-43781, 33-92376, 33-92374, 33-75372, and 33-47003) and Form S-3 and amendments (File No. 333-102486).

                                                                                      /s/   Grant Thornton LLP

Minneapolis, Minnesota
March 29, 2004